EXHIBIT (d)(8)

EXPENSE REIMBURSEMENT AGREEMENT

          This Agreement is entered into effective as February 1, 2006, by and between TIAA-CREF Institutional Mutual Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, Inc. (“Advisors”), a Delaware corporation.

          WHEREAS, the Trust is an open-end diversified management investment company currently consisting of thirty-five investment portfolios, each with up to three classes (collectively, the “Funds”).

          WHEREAS, Advisors and the Trust have entered into an Investment Management Agreement, dated February 1, 2006 (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee; and

          WHEREAS, with respect to Retirement. Retail and Institutional Class shares, the parties hereto wish to lessen the impact of the ordinary operating expenses of the Funds that are not considered to be TIAA-CREF Lifecycle Funds (hereinafter known as the “Subject Funds”), other than the investment management fees paid by the Subject Funds pursuant to the Investment Management Agreement (collectively, the “Other Expenses”) and with respect to Retail Class shares, the parties hereto wish to lessen the impact of fees to be paid pursuant to a Rule 12b-1 plan of distribution for the Subject Funds of distribution;

          NOW, THEREFORE, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall commence as of February 1, 2006. With respect to the Subject Funds that are managed to an index (set forth on Exhibit A as the “Index Funds”), this Agreement shall continue in force until the close of business on April 30, 2010, unless earlier terminated by written agreement of the parties hereto. With respect to all other Subject Funds, this Agreement shall continue in force until the close of business on April 30, 2007, unless earlier terminated by written agreement of the parties hereto.

2.	Reimbursement of Expenses of the Subject Funds. Advisors hereby agrees to reimburse the Retirement Class and Institutional Class shares of the Subject Funds for the Other Expenses of the Subject Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit A. Additionally, Advisors hereby agrees to reimburse the Retail Class shares of the Subject Funds for the total expenses of the Subject Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit B.

3.	Amount and Frequency of Reimbursements. The amount of reimbursement, if any, for each Subject Fund shall be determined monthly. The frequency of such reimbursements shall be made from time to time as agreed upon between the Trust and Advisors.

4.	Provision of Financial Statements. For such period as Advisors is obligated to pay any of the expenses of a Subject Fund pursuant to the provisions of this Agreement, Advisors hereby agrees to provide the Board of Trustees of the Trust, if requested by the Board, the unaudited financial statements of Advisors and the annual audited financial statements of Advisors.

5.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

6.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Teachers Advisors, Inc.

By: __________________________

TIAA-CREF Institutional Mutual Funds
On behalf of the Subject Funds

By: __________________________

Exhibit A

Index Funds

Large-Cap Growth Index Fund

Large-Cap Value Index Fund

Equity Index Fund

S&P 500 Index Fund

Mid-Cap Growth Index Fund

Mid-Cap Value Index Fund

Mid-Cap Blend Index Fund

Small-Cap Growth Index Fund

Small-Cap Value Index Fund

Small-Cap Blend Index Fund

International Equity Index Fund

Exhibit B

Subject Funds’ “Other Expenses” Caps on Retirement and Institutional Class Shares

	Institutional Class	Retirement Class

Growth & Income Fund	0.05%	0.30%

International Equity Fund	0.10%	0.30%

Large-Cap Value Fund	0.05%	0.30%

Mid-Cap Growth Fund	0.07%	0.30%

Mid-Cap Value Fund	0.07%	0.30%

Small-Cap Equity Fund	0.07%	0.30%

Large-Cap Growth Index Fund	0.04%	0.30%

Large-Cap Value Index Fund	0.04%	0.30%

Equity Index Fund	0.04%	0.30%

S&P 500 Index Fund	0.04%	0.30%

Mid-Cap Growth Index Fund	0.04%	0.30%

Mid-Cap Value Index Fund	0.04%	0.30%

Mid-Cap Blend Index Fund	0.04%	0.30%

Small-Cap Growth Index Fund	0.04%	0.30%

Small-Cap Value Index Fund	0.04%	0.30%

Small-Cap Blend Index Fund	0.04%	0.30%

International Equity Index Fund	0.11%	0.37%

Social Choice Equity Fund	0.05%	0.30%

Real Estate Securities Fund	0.05%	0.30%

Bond Fund	0.05%	--

Inflation-Linked Bond Fund	0.05%	--

Money Market Fund	0.05%	--

Exhibit C

Subject Funds’ “Total Expenses” Caps on Retail Class Shares

Retail Class

Large-Cap Value Fund	0.80%

Mid-Cap Growth Fund	0.85%

Mid-Cap Value Fund	0.85%

Small-Cap Equity Fund	0.85%

Real Estate Securities Fund	0.90%

Inflation-Linked Bond Fund	0.50%